SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED DECEMBER 19, 2002
(To Prospectus dated December 11, 2002)



                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller


                      Countrywide Home Loans Servicing LP
                                Master Servicer



                   Asset-Backed Certificates, Series 2002-5

                                 ------------



------------------------
The Class MV-1
Certificates represent
obligations of the trust
only and do not                 The Class MV-1 Certificates
represent an interest in
or obligation of                o      This supplement relates to the offering of the Class MV-1 Certificates
CWABS, Inc.,                           of the series referenced above. This supplement does not contain
Countrywide Home                       complete information about the offering of the Class MV-1 Cert
Loans, Inc.,                           ificates. Additional information is contained in the prospectus
Countrywide Home                       supplement dated December 19, 2002, prepared in connection with the
Loans Servicing LP or                  offering of the offered certificates of the series referenced above and
any of their affiliates.               in the prospectus of the depositor dated December 11, 2002. You are urged to read this supplement, the prospectus supplement and the
This supplement may be                 prospectus in full.
used to offer and sell the
offered certificates only       o      As of November 26, 2004, the certificate principal balance of the Class
if accompanied by the                  MV-1 Certificates was approximately $30,690,000.
prospectus supplement
and the prospectus.
------------------------



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class MV-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 7, 2004

                            THE MORTGAGE POOL

      As of November 1, 2004 (the "Reference Date"), Loan Subgroup 1A included approximately 715 Mortgage Loans having an aggregate Stated Principal Balance of approximately $97,571,048 Loan Subgroup 1B included approximately 305 Mortgage Loans having an aggregate Stated Principal Balance of approximately $71,887,425, and Loan Group 2 included approximately 483 Mortgage Loans having an aggregate Stated Principal Balance of approximately $76,017,041.

      The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                         As of November 1, 2004
                                                  ------------------------------------
                                                    Loan         Loan       Loan Group
                                                  Subgroup     Subgroup         2
                                                     1A           1B
                                                  ------------------------------------
Total Number of Mortgage Loans.................     715          305           483
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
          30 - 59 days.........................    5.45%        2.62%         3.52%
          60 - 89 days.........................    0.98%        1.31%         0.83%
          90 days or more (excluding pending
          foreclosures)........................    1.40%        2.62%         0.62%
                                                   -----        ----          ----
          Total Delinquencies..................    7.83%        6.55%         4.97%
                                                   =====        ====          ====
Foreclosures Pending...........................    3.22%        3.28%         1.66%
                                                   -----        ----          ----
Total Delinquencies and foreclosures pending...   11.05%        9.83%         6.63%
                                                   =====        ====          ====

----------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.


      Four (4) of the Mortgage Loans in Loan Subgroup 1A have been converted and are, as of the Reference Date, REO loans. Five (5) of the Mortgage Loans in Loan Subgroup 1B have been converted and are, as of the Reference Date, REO loans. Two (2) of the Mortgage Loans in Loan Group 2 have been converted and are, as of the Reference Date, REO loans.

      Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                      SERVICING OF MORTGAGE LOANS

The Master Servicer

      Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

      The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated or acquired and serviced by Countrywide Home Loans, Inc. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

      For purposes of the following table:

      o the period of delinquency is based on the number of days payments are contractually past due.

      o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

      o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

      o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.



                                        Delinquency and Foreclosure Experience
                            --------------------------------------------------------------
                              As of December 31, 2001          As of December 31, 2002
                            -----------------------------    -----------------------------
                            Principal Balance  Percentage    Principal Balance  Percentage
                            -----------------  ----------    -----------------  ----------
Total Portfolio             $9,081,242,926.99  100.00%      $10,499,524,957.75  100.00%
Delinquency Percentage
  30-59 Days                  $806,843,594.55    8.88%         $776,262,182.66    7.39%
  60-89 Days                   255,443,513.99    2.81           272,447,833.46    2.59
  90+ Days                     103,605,791.49    1.14           112,192,108.56    1.07
                            -----------------  ----------    -----------------  ----------
  Sub-Total                 $1,165,892,900.03   12.84%       $1,160,902,124.68   11.06%
                            -----------------  ----------    -----------------  ----------
Foreclosure Rate              $356,652,093.38    3.93%         $277,872,737.06    2.65%
Bankruptcy Rate               $232,679,880.26    2.56%         $293,013,840.50    2.79%


                                        Delinquency and Foreclosure Experience
                            --------------------------------------------------------------
                              As of December 31, 2003         As of September 30, 2004
                            -----------------------------    -----------------------------
                            Principal Balance  Percentage    Principal Balance  Percentage
                            -----------------  ----------    -----------------  ----------
Total Portfolio            $20,666,799,653.23  100.00%      $40,202,778,798.96  100.00%
Delinquency Percentage
  30-59 Days                $1,237,075,952.99    5.99%       $2,249,305,452.62    5.59%
  60-89 Days                   369,166,558.52    1.79           695,911,786.85    1.73
  90+ Days                     101,415,871.40    0.49           238,615,361.12    0.59
                            -----------------  ----------    -----------------  ----------
  Sub-Total                 $1,707,658,382.91    8.26%       $3,183,832,600.59    7.92%
                            -----------------  ----------    -----------------  ----------
Foreclosure Rate              $322,166,334.41    1.56%         $473,634,378.89    1.18%
Bankruptcy Rate               $305,504,468.46    1.48%         $412,090,615.40    1.02%


      Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS MV-1 CERTIFICATES

      The Class MV-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

      As of November 26, 2004 (the "Certificate Date"), the certificate principal balance of the Class MV-1 Certificates was approximately $30,690,000 evidencing a beneficial ownership interest of approximately 6.53% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of $142,208,610 and evidenced in the aggregate a beneficial ownership interest of approximately 30.28% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $81,967,000 and evidenced in the aggregate a beneficial ownership interest of approximately 17.45% in the Trust Fund. For additional information with respect to the Class MV-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

      The November 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

      Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table " has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six- month LIBOR remains constant at 2.63% per annum and the level of One-Month LIBOR remains constant at 2.33% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is December 7, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

      For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes a constant prepayment rate ("CPR") of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each mo nth thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a CPR of 23% per annum.

      The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

      For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

      There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on suc h mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

      The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class MV-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

             Percent of Certificate Principal Balance Outstanding

(Percentages of the Prepayment Model)        0%     80%   100%   150%   200%
                                             --     ---   ----   ----   ----

      Distribution Date
      -----------------

Initial Percent.........................    100    100    100    100   100
November 25, 2005.......................    100    100    100    100    94
November 25, 2006.......................    100     98     94     95    89
November 25, 2007.......................    100     38     30     33    42
November 25, 2008.......................    100     26     19      9    17
November 25, 2009.......................    100     20     14      5     4
November 25, 2010.......................    100     15     10      0     0
November 25, 2011.......................    100     12      7      0     0
November 25, 2012.......................     99      9      5      0     0
November 25, 2013.......................     91      7      2      0     0
November 25, 2014.......................     81      5      0      0     0
November 25, 2015.......................     71      3      0      0     0
November 25, 2016.......................     60      0      0      0     0
November 25, 2017.......................     56      0      0      0     0
November 25, 2018.......................     54      0      0      0     0
November 25, 2019.......................     52      0      0      0     0
November 25, 2020.......................     50      0      0      0     0
November 25, 2021.......................     47      0      0      0     0
November 25, 2022.......................     44      0      0      0     0
November 25, 2023.......................     41      0      0      0     0
November 25, 2024.......................     38      0      0      0     0
November 25, 2025.......................     35      0      0      0     0
November 25, 2026.......................     31      0      0      0     0
November 25, 2027.......................     27      0      0      0     0
November 25, 2028.......................     22      0      0      0     0
November 25, 2029.......................     17      0      0      0     0
November 25, 2030.......................     12      0      0      0     0
November 25, 2031.......................      6      0      0      0     0
November 25, 2032.......................      0      0      0      0     0
Weighted Average Life (years)(1)........    16.8    3.8    3.3    2.9   3.0
Weighted Average Life (years)(1)(2).....    16.5    3.3    2.9    2.5   1.8

------------------

(1) The weighted average lives of the Offered Certificates are determined by:
    (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
    (b) adding the results, and
    (c) dividing the sum by the initial respective Certificate Principal Balance for such class of Certificates.
(2) To the last Scheduled Distribution Date
(3) To the Optional Termination Date.


                MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Prospective investors should consider carefully the income tax consequences of an investment in the Class MV-1 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex B of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

      Prospective purchasers of the Class MV-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class MV-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Underwriter Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

      The Class MV-1 Certificates are currently rated "Aa2" by Moody's Investors Service, Inc. and "AA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

      The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class MV-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1


                                 CWABS 2002-05



Summary of Mortgage Loans in Loan Subgroup 1A
(As of Reference Date)

Total Number of Loans                                         715
Aggregate Principal Balance                           $97,571,048
Average Principal                                        $136,463         $17,814 to $346,987
Weighted Average Mortgage Rate                             7.628%          4.500% to 12.750%
Net Weighted Average Mortgage Rate                         7.008%          3.991% to 12.241%
Weighted Average Original Term (months)                       353             178 to 360
Weighted Average Remaining Term (months)                      330             152 to 340
Weighted Average Original LTV                              79.09%           7.26% to 100.00%
Weighted Average Gross Margin                              6.404%          5.000% to 8.500%
Weighted Average Months to Next Adjustment                      9               1 to 16
Weighted Average Initial Periodic Cap                      1.681%          1.000% to 3.000%
Weighted Average Subsequent Periodic Cap                   1.470%          1.000% to 3.000%
Weighted Average Maximum Mortgage Rate                    14.636%         11.125% to 19.750%
Weighted Average Minimum Mortgage Rate                     7.738%          5.750% to 12.750%
Weighted Average FICO                                         610


                                                    CWABS 2002-05



                                                 LOAN PROGRAMS


                                     Number of                      Aggregate       Percentage of Mortgage
Loan Programs                      Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
30Y LIB6M                                1                            190,232               0.19
2/28 LIB6M                              186                        24,962,692              25.58
3/27 LIB6M                              211                        28,891,688              29.61
15Yr Fixed                               20                         2,607,162               2.67
15Yr Fixed - CC                          2                            293,062               0.30
20Yr Fixed                               1                             71,083               0.07
30Yr Fixed                              226                        31,023,670              31.80
30Yr Fixed - CC                          62                         8,852,796               9.07
30/15 Fixed Balloon                      1                             81,528               0.08
30/15 Fixed Balloon                      5                            597,136               0.61
--------------------------------------------------------------------------------------------------------------

Total                                   715                     $  97,571,048             100.00     %
--------------------------------------------------------------------------------------------------------------


                                          CURRENT PRINCIPAL BALANCES


Range of Current                      Number of                      Aggregate      Percentage of Mortgage
Principal Balance                  Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                       33                         1,324,202              1.36
$50,000.01 - $100,000.00                210                        16,030,070              16.43
$100,000.01 - $150,000.00               216                        26,801,032              27.47
$150,000.01 - $200,000.00               125                        21,663,069              22.20
$200,000.01 - $250,000.00                86                        19,259,437              19.74
$250,000.01 - $300,000.00                41                        11,165,391              11.44
$300,000.01 - $350,000.00                4                          1,327,846              1.36
--------------------------------------------------------------------------------------------------------------

Total                                   715                     $  97,571,048             100.00     %
--------------------------------------------------------------------------------------------------------------



                                            CURRENT MORTGAGE RATES


                                      Number of                      Aggregate      Percentage of Mortgage
Current Mortgage Rates (%)         Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
4.001 - 4.500                            2                            535,715              0.55
5.501 - 6.000                            10                         1,788,086              1.83
6.001 - 6.500                            36                         6,305,907              6.46
6.501 - 7.000                           134                        23,607,498              24.20
7.001 - 7.500                           144                        22,272,723              22.83
7.501 - 8.000                           144                        18,035,528              18.48
8.001 - 8.500                            85                        10,016,889              10.27
8.501 - 9.000                            65                         7,421,088              7.61
9.001 - 9.500                            28                         2,718,264              2.79
9.501 - 10.000                           32                         2,581,678              2.65
10.001 - 10.500                          11                           815,052              0.84
10.501 - 11.000                          12                           843,832              0.86
11.001 - 11.500                          6                            348,653              0.36
11.501 - 12.000                          3                            125,103              0.13
12.001 - 12.500                          1                             29,544              0.03
12.501 - 13.000                          2                            125,487              0.13
--------------------------------------------------------------------------------------------------------------

Total                                   715                     $  97,571,048             100.00     %
--------------------------------------------------------------------------------------------------------------



                                                    CWABS 2002-05



                                         MONTHS REMAINING TO MATURITY



                                      Number of                    Aggregate        Percentage of Mortgage
Months Remaining to Maturity       Mortgage Loans             Principal Balance    Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
121 - 180                                28                         3,578,888            3.67
181 - 300                                 1                            71,083            0.07
301 - 360                                686                       93,921,077            96.26
--------------------------------------------------------------------------------------------------------------

Total                                    715                    $  97,571,048           100.00     %
--------------------------------------------------------------------------------------------------------------



                                         ORIGINAL LOAN-TO-VALUE RATIOS



Range of Original                    Number of                    Aggregate        Percentage of Mortgage
Loan-to-Value Ratios (%)          Mortgage Loans             Principal Balance    Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
0.01 - 50.00                             24                         2,635,535            2.70
50.01 - 55.00                            13                         2,058,254            2.11
55.01 - 60.00                            21                         2,110,053            2.16
60.01 - 65.00                            35                         4,951,848            5.08
65.01 - 70.00                            44                         6,578,121            6.74
70.01 - 75.00                            84                        11,127,758            11.40
75.01 - 80.00                            170                       24,112,447            24.71
80.01 - 85.00                            114                       15,643,388            16.03
85.01 - 90.00                            165                       22,189,411            22.74
90.01 - 95.00                            42                         5,835,333            5.98
95.01 - 100.00                            3                           328,900            0.34
--------------------------------------------------------------------------------------------------------------

Total                                    715                    $  97,571,048           100.00     %
--------------------------------------------------------------------------------------------------------------


                                            GEOGRAPHIC DISTRIBUTION




                                      Number of                    Aggregate        Percentage of Mortgage
State                              Mortgage Loans             Principal Balance    Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
Alabama                                  15                       1,495,664                   1.53
Arkansas                                  5                         594,927                   0.61
Arizona                                  15                       1,824,452                   1.87
California                              161                      30,799,614                  31.57
Colorado                                 11                       1,796,333                   1.84
Connecticut                               6                       1,181,896                   1.21
Delaware                                  1                         166,182                   0.17
Florida                                  64                       8,130,368                   8.33
Georgia                                   1                          73,891                   0.08
Hawaii                                    2                         401,361                   0.41
Idaho                                     8                       1,101,942                   1.13
Illinois                                 14                       1,834,998                   1.88
Indiana                                  13                       1,031,889                   1.06
Kansas                                    5                         418,274                   0.43
Kentucky                                  8                         848,602                   0.87
Louisiana                                25                       2,502,349                   2.56
Massachusetts                            12                       1,887,905                   1.93
Maryland                                  7                       1,252,866                   1.28
Maine                                     1                         120,689                   0.12
Michigan                                 51                       5,325,859                   5.46
Minnesota                                 8                       1,081,248                   1.11
Missouri                                 17                       1,611,365                   1.65


                                                 CWABS 2002-05



                                            GEOGRAPHIC DISTRIBUTION

                                    Number of                       Aggregate        Percentage of Mortgage
State                            Mortgage Loans                 Principal Balance  Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
Mississippi                             4                            363,474                  0.37
North Carolina                          5                            428,537                  0.44
Nebraska                                3                            219,343                  0.22
New Hampshire                           6                            897,867                  0.92
New Jersey                              9                          1,362,035                  1.40
New Mexico                              4                            469,734                  0.48
Nevada                                  5                            714,586                  0.73
New York                               16                          2,932,344                  3.01
Ohio                                   21                          2,113,758                  2.17
Oklahoma                                9                            817,431                  0.84
Oregon                                  6                            626,125                  0.64
Pennsylvania                           29                          3,151,018                  3.23
Rhode Island                            4                            526,065                  0.54
South Carolina                          2                            235,489                  0.24
Tennessee                              31                          3,715,883                  3.81
Texas                                  47                          5,104,657                  5.23
Utah                                   18                          2,157,588                  2.21
Virginia                                6                            782,775                  0.80
Washington                             33                          4,790,958                  4.91
Wisconsin                               6                            616,625                  0.63
West Virginia                           1                             62,084                  0.06
--------------------------------------------------------------------------------------------------------------

Total                                  715                     $  97,571,048                100.00     %
--------------------------------------------------------------------------------------------------------------



                                           CREDIT BUREAU RISK SCORES

Range of Credit                     Number of                       Aggregate        Percentage of Mortgage
Bureau Risk Scores               Mortgage Loans                 Principal Balance  Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
801 - 820                               1                             239,771                 0.25
781 - 800                               1                             245,617                 0.25
761 - 780                               1                             181,716                 0.19
741 - 760                               6                             947,088                 0.97
721 - 740                               6                           1,002,430                 1.03
701 - 720                              12                           1,930,825                 1.98
681 - 700                              19                           3,270,465                 3.35
661 - 680                              38                           5,832,764                 5.98
641 - 660                              86                          11,943,898                12.24
621 - 640                              95                          13,257,869                13.59
601 - 620                              122                         15,465,982                15.85
581 - 600                              116                         16,844,260                17.26
561 - 580                              88                          10,414,072                10.67
541 - 560                              71                           9,427,912                 9.66
521 - 540                              37                           4,397,042                 4.51
501 - 520                              15                           1,975,063                 2.02
500 or less                             1                             194,272                 0.20
--------------------------------------------------------------------------------------------------------------

Total                                  715                     $   97,571,048               100.00     %
--------------------------------------------------------------------------------------------------------------



                                                    CWABS 2002-05



                                                 PROPERTY TYPE

                                 Number of                     Aggregate       Percentage of Mortgage
Property Type                  Mortgage Loans              Principal Balance  Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
Single-Family Residence            606                       79,466,820                      81.45
Planned Unit Development            72                       11,972,689                      12.27
Low-rise Condominium                24                        3,369,672                       3.45
Two-to Four-Family Units            13                        2,761,867                       2.83
--------------------------------------------------------------------------------------------------------------

Total                              715                   $   97,571,048                     100.00     %
--------------------------------------------------------------------------------------------------------------


                                                  LOAN PURPOSE

                                  Number of                  Aggregate          Percentage of Mortgage
Loan Purpose                   Mortgage Loans            Principal Balance     Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
Refinance: Cash Out                508                       71,069,768                      72.84
Purchase                           142                       18,559,737                      19.02
Refinance: No Cash Out              65                        7,941,542                       8.14
--------------------------------------------------------------------------------------------------------------

Total                              715                   $   97,571,048                     100.00     %
--------------------------------------------------------------------------------------------------------------


                                                   OCCUPANCY

                                 Number of                  Aggregate          Percentage of Mortgage
Occupancy Type                Mortgage Loans            Principal Balance     Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
Primary Residence                  687                       94,524,734                     96.88
Investor Property                   21                        2,095,563                      2.15
Secondary Residence                  7                          950,751                      0.97
--------------------------------------------------------------------------------------------------------------

Total                              715                   $   97,571,048                    100.00     %
--------------------------------------------------------------------------------------------------------------


                                             DOCUMENTATION PROGRAM

                                  Number of                  Aggregate          Percentage of Mortgage
Documentation Type             Mortgage Loans            Principal Balance     Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
Full/Alternative                   586                       77,410,719                     79.34
Reduced                            123                       19,171,109                     19.65
Simple                               6                          989,220                      1.01
--------------------------------------------------------------------------------------------------------------

Total                              715                   $   97,571,048                    100.00     %
--------------------------------------------------------------------------------------------------------------


                                                 GROSS MARGIN

                                  Number of                  Aggregate          Percentage of Mortgage
Gross Margin                   Mortgage Loans            Principal Balance     Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
4.001 - 5.000                        6                       703,206                        1.30
5.001 - 6.000                      136                    20,813,659                       38.51
6.001 - 7.000                      171                    22,567,122                       41.76
7.001 - 8.000                       78                     9,499,460                       17.58
8.001 - 9.000                        7                       461,164                        0.85


                                                    CWABS 2002-05



                                                 GROSS MARGIN

                                      Number of                  Aggregate          Percentage of Mortgage
Gross Margin                       Mortgage Loans            Principal Balance     Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
Total                                    398                    $   54,044,611             100.00     %
--------------------------------------------------------------------------------------------------------------


                                           NEXT RATE ADJUSTMENT DATE

Next Rate                             Number of                  Aggregate          Percentage of Mortgage
Adjustment Date                    Mortgage Loans            Principal Balance     Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
12/04                                    12                          1,641,589               3.04
01/05                                    21                          3,007,023               5.56
02/05                                     4                            604,143               1.12
03/05                                     7                            575,252               1.06
04/05                                    13                          1,868,436               3.46
05/05                                    131                        17,521,137              32.42
09/05                                     1                             61,335               0.11
10/05                                    12                          1,758,932               3.25
11/05                                    149                        20,742,378              38.38
12/05                                     4                            565,814               1.05
01/06                                    32                          4,147,794               7.67
02/06                                     2                            270,623               0.50
03/06                                    10                          1,280,155               2.37
--------------------------------------------------------------------------------------------------------------

Total                                    398                    $   54,044,611             100.00     %
--------------------------------------------------------------------------------------------------------------


                                        MONTHS TO NEXT ADJUSTMENT DATE

Number of Months to                   Number of                  Aggregate          Percentage of Mortgage
Next Adjustment Date (Months)      Mortgage Loans            Principal Balance     Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
0 - 6                                    188                     25,217,580                 46.66
7 - 12                                   162                     22,562,645                 41.75
13 - 18                                  48                       6,264,386                 11.59
--------------------------------------------------------------------------------------------------------------

Total                                    398                  $  54,044,611                100.00     %
--------------------------------------------------------------------------------------------------------------


                                             MAXIMUM MORTGAGE RATE

                                      Number of                  Aggregate          Percentage of Mortgage
Maximum Mortgage Rates(%)          Mortgage Loans            Principal Balance     Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
Greater than 10.000                      398                        54,044,611             100.00
--------------------------------------------------------------------------------------------------------------

Total                                    398                    $   54,044,611             100.00     %
--------------------------------------------------------------------------------------------------------------


                                           INITIAL PERIODIC RATE CAP

Initial Periodic                      Number of                  Aggregate          Percentage of Mortgage
Rate Cap(%)                        Mortgage Loans            Principal Balance     Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
1.000                                     3                            303,547               0.56
1.500                                    347                        47,073,388              87.10



                                                    CWABS 2002-05



                                           INITIAL PERIODIC RATE CAP

Initial Periodic                      Number of                  Aggregate          Percentage of Mortgage
Rate Cap(%)                        Mortgage Loans            Principal Balance     Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
2.000                                     1                           61,335                0.11
3.000                                    47                        6,606,341               12.22
--------------------------------------------------------------------------------------------------------------

Total                                    398                   $  54,044,611              100.00     %
--------------------------------------------------------------------------------------------------------------


                                         SUBSEQUENT PERIODIC RATE CAP

Subsequent                            Number of                  Aggregate          Percentage of Mortgage
Rate Cap(%)                        Mortgage Loans            Principal Balance     Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
1.000                                    34                         4,689,226                8.68
1.500                                    361                       48,865,439               90.42
3.000                                     3                           489,945                0.91
--------------------------------------------------------------------------------------------------------------

Total                                    398                    $  54,044,611              100.00     %
--------------------------------------------------------------------------------------------------------------


                                             MINIMUM MORTGAGE RATE

                                      Number of                  Aggregate          Percentage of Mortgage
Minimum Mortgage Rates(%)          Mortgage Loans            Principal Balance     Loans in Loan Subgroup 1A
--------------------------------------------------------------------------------------------------------------
5.001 - 6.000                             2                           275,829                0.51
6.001 - 7.000                            86                        15,196,554               28.12
7.001 - 8.000                            166                       23,356,466               43.22
8.001 - 9.000                            88                        10,451,927               19.34
9.001 - 10.000                           35                         3,346,513                6.19
10.001 - 11.000                          13                           904,122                1.67
11.001 - 12.000                           6                           387,713                0.72
12.001 - 13.000                           2                           125,487                0.23
--------------------------------------------------------------------------------------------------------------

Total                                    398                    $  54,044,611              100.00     %
--------------------------------------------------------------------------------------------------------------



                                                 CWABS 2002-05

Summary of Mortgage Loans in Loan Subgroup 1B
(As of Reference Date)

Total Number of Loans                                             305
Aggregate Principal Balance                               $71,887,425
Average Principal                                            $235,696            $14,015 to $609,791
Weighted Average Mortgage Rate                                  7.390%            4.500% to 17.375%
Net Weighted Average Mortgage Rate                              6.807%            3.991% to 16.866%
Weighted Average Original Term (months)                           357                180 to 360
Weighted Average Remaining Term (months)                          333                147 to 338
Weighted Average Original LTV                                   81.26%            14.29% to 100.00%
Weighted Average Gross Margin                                   6.262%            5.000% to 12.450%
Weighted Average Months to Next Adjustment                          8                  1 to 14
Weighted Average Initial Periodic Cap                           1.740%            1.000% to 3.000%
Weighted Average Subsequent Periodic Cap                        1.449%            1.000% to 3.000%
Weighted Average Maximum Mortgage Rate                         14.281%           12.375% to 21.375%
Weighted Average Minimum Mortgage Rate                          7.423%            5.625% to 14.375%
Weighted Average FICO                                             622


                                                    CWABS 2002-05



                                                 LOAN PROGRAMS

                                     Number of                      Aggregate        Percentage of Mortgage
Loan Programs                      Mortgage Loans               Principal Balance    Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
2/28 LIB6M                               78                        22,231,908                30.93
3/27 LIB6M                               87                        21,205,149                29.50
15Yr Fixed                               7                            390,188                 0.54
15Yr Fixed - 2nd                         18                           493,423                 0.69
15Yr Fixed - CC                          1                             74,925                 0.10
20Yr Fixed - 2nd                         2                            129,592                 0.18
30Yr Fixed                               83                        22,528,049                31.34
30Yr Fixed - CC                          22                         4,486,900                 6.24
30/15 Fixed Balloon                      2                            191,489                 0.27
30/15 Fixed Balloon - 2nd                5                            155,802                 0.22
--------------------------------------------------------------------------------------------------------------

Total                                   305                    $   71,887,425               100.00     %
--------------------------------------------------------------------------------------------------------------


                                          CURRENT PRINCIPAL BALANCES

Range of Current                     Number of                      Aggregate        Percentage of Mortgage
Principal Balance                  Mortgage Loans               Principal Balance    Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                       38                         1,152,154                 1.60
$50,000.01 - $100,000.00                 58                         4,285,223                 5.96
$100,000.01 - $150,000.00                27                         3,278,000                 4.56
$150,000.01 - $200,000.00                21                         3,655,035                 5.08
$200,000.01 - $250,000.00                3                            704,859                 0.98
$250,000.01 - $300,000.00                8                          2,288,683                 3.18
$300,000.01 - $350,000.00                64                        20,529,847                28.56
$350,000.01 - $400,000.00                41                        15,249,252                21.21
$400,000.01 - $450,000.00                22                         9,320,762                12.97
$450,000.01 - $500,000.00                16                         7,654,679                10.65
$500,000.01 - $550,000.00                6                          3,159,140                 4.39
$600,000.01 - $650,000.00                1                            609,791                 0.85
--------------------------------------------------------------------------------------------------------------

Total                                   305                    $   71,887,425               100.00     %
--------------------------------------------------------------------------------------------------------------



                                            CURRENT MORTGAGE RATES

                                     Number of                      Aggregate        Percentage of Mortgage
Current Mortgage Rates (%)         Mortgage Loans               Principal Balance    Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
4.001 - 4.500                            2                            672,046                 0.93
5.501 - 6.000                            7                          3,128,638                 4.35
6.001 - 6.500                            23                         8,210,835                11.42
6.501 - 7.000                            70                        22,928,337                31.89
7.001 - 7.500                            53                        14,594,668                20.30
7.501 - 8.000                            42                        10,974,095                15.27
8.001 - 8.500                            22                         4,989,167                 6.94
8.501 - 9.000                            15                         1,777,667                 2.47
9.001 - 9.500                            11                         1,058,998                 1.47
9.501 - 10.000                           10                           927,065                 1.29
10.001 - 10.500                          4                            534,382                 0.74
10.501 - 11.000                          7                            429,093                 0.60
11.001 - 11.500                          6                            399,778                 0.56
11.501 - 12.000                          19                           738,610                 1.03



                                                    CWABS 2002-05



                                            CURRENT MORTGAGE RATES

                                      Number of                     Aggregate        Percentage of Mortgage
Current Mortgage Rates (%)         Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
12.001 - 12.500                           5                           240,918                 0.34
13.001 - 13.500                           3                            90,415                 0.13
13.501 - 14.000                           2                            74,836                 0.10
14.001 - 14.500                           1                            29,961                 0.04
14.501 - 15.000                           2                            55,491                 0.08
17.001 - 17.500                           1                            32,428                 0.05
--------------------------------------------------------------------------------------------------------------

Total                                    305                   $   71,887,425               100.00     %
--------------------------------------------------------------------------------------------------------------


                                 MONTHS REMAINING TO MATURITY

                                      Number of                     Aggregate        Percentage of Mortgage
Months Remaining to Maturity       Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
121 - 180                                33                         1,305,827                 1.82
181 - 300                                 2                           129,592                 0.18
301 - 360                                270                       70,452,005                98.00
--------------------------------------------------------------------------------------------------------------

Total                                    305                   $   71,887,425               100.00     %
--------------------------------------------------------------------------------------------------------------


                                         ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                     Number of                     Aggregate        Percentage of Mortgage
Loan-to-Value Ratios (%)           Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
0.01 - 50.00                             12                         1,647,967                 2.29
55.01 - 60.00                             8                         1,635,666                 2.28
60.01 - 65.00                            10                         2,897,095                 4.03
65.01 - 70.00                            26                         5,335,371                 7.42
70.01 - 75.00                            29                         8,200,470                11.41
75.01 - 80.00                            61                        15,714,267                21.86
80.01 - 85.00                            44                        10,387,540                14.45
85.01 - 90.00                            58                        17,276,488                24.03
90.01 - 95.00                            13                         4,505,443                 6.27
95.01 - 100.00                           44                         4,287,117                 5.96
--------------------------------------------------------------------------------------------------------------

Total                                    305                   $   71,887,425               100.00     %
--------------------------------------------------------------------------------------------------------------


                                            GEOGRAPHIC DISTRIBUTION

                                      Number of                     Aggregate        Percentage of Mortgage
State                              Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
Alabama                                   3                           284,737                 0.40
Arizona                                   6                         1,005,259                 1.40
California                               99                        34,482,020                47.97
Colorado                                 10                         2,780,899                 3.87
Connecticut                               2                           600,396                 0.84
Florida                                  17                         2,570,820                 3.58
Georgia                                   7                         2,442,612                 3.40
Hawaii                                    1                            73,663                 0.10


                                                 CWABS 2002-05



                                            GEOGRAPHIC DISTRIBUTION

                                    Number of                       Aggregate        Percentage of Mortgage
State                            Mortgage Loans                 Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
Idaho                                   2                             512,501                 0.71
Illinois                                4                           1,484,952                 2.07
Indiana                                 6                             497,992                 0.69
Kentucky                                4                             144,862                 0.20
Louisiana                               5                             948,051                 1.32
Massachusetts                           2                             638,042                 0.89
Maryland                                5                           1,545,905                 2.15
Michigan                               29                           3,463,187                 4.82
Minnesota                               2                             714,830                 0.99
Missouri                                2                             142,280                 0.20
North Carolina                          3                             602,134                 0.84
Nebraska                                2                             790,616                 1.10
New Hampshire                           1                             435,219                 0.61
New Jersey                              7                           1,584,459                 2.20
New Mexico                              1                              69,906                 0.10
Nevada                                  4                             487,296                 0.68
New York                                2                             838,834                 1.17
Ohio                                    7                             467,220                 0.65
Oklahoma                                2                              40,245                 0.06
Oregon                                  5                             637,554                 0.89
Pennsylvania                            5                             242,007                 0.34
South Carolina                          2                             217,287                 0.30
South Dakota                            1                             103,235                 0.14
Tennessee                              10                           1,610,328                 2.24
Texas                                  22                           3,704,549                 5.15
Utah                                    5                           1,169,392                 1.63
Virginia                                8                           1,880,006                 2.62
Washington                              8                           2,424,539                 3.37
Wisconsin                               2                             122,755                 0.17
Wyoming                                 2                             126,833                 0.18
--------------------------------------------------------------------------------------------------------------

Total                                  305                     $   71,887,425               100.00     %
--------------------------------------------------------------------------------------------------------------


                                           CREDIT BUREAU RISK SCORES

Range of Credit                     Number of                       Aggregate        Percentage of Mortgage
Bureau Risk Scores               Mortgage Loans                 Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
Unknown                                 2                             554,078                 0.77
781 - 800                               5                           1,469,144                 2.04
761 - 780                               2                             781,113                 1.09
741 - 760                               4                           1,054,924                 1.47
721 - 740                               6                           1,979,241                 2.75
701 - 720                               3                             876,646                 1.22
681 - 700                               9                           2,745,479                 3.82
661 - 680                              25                           5,793,187                 8.06
641 - 660                              32                           7,328,945                10.20
621 - 640                              49                          10,058,609                13.99
601 - 620                              50                          12,827,897                17.84
581 - 600                              39                          11,118,048                15.47
561 - 580                              31                           6,913,951                 9.62
541 - 560                              33                           5,970,602                 8.31


                                                 CWABS 2002-05



                                           CREDIT BUREAU RISK SCORES

Range of Credit                       Number of                     Aggregate        Percentage of Mortgage
Bureau Risk Scores                 Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
521 - 540                                13                         2,262,871                 3.15
501 - 520                                 2                           152,688                 0.21
--------------------------------------------------------------------------------------------------------------

Total                                    305                   $   71,887,425               100.00     %
--------------------------------------------------------------------------------------------------------------


                                                 PROPERTY TYPE

                                      Number of                     Aggregate        Percentage of Mortgage
Property Type                      Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
Single-Family Residence                  225                       52,038,299                72.39
Planned Unit Development                 53                        14,682,486                20.42
Low-rise Condominium                     10                         2,969,669                 4.13
Manufactured Housing (1)                 13                         1,110,667                 1.55
Two-to Four-Family Units                  3                           623,378                 0.87
High-rise Condominium                     1                           462,927                 0.64
--------------------------------------------------------------------------------------------------------------

Total                                    305                   $   71,887,425               100.00     %
--------------------------------------------------------------------------------------------------------------
(1) Treated as real property


                                                 LOAN PURPOSE

                                      Number of                     Aggregate       Percentage of Mortgage
Loan Purpose                       Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
Refinance: Cash Out                      176                       41,683,058                57.98
Purchase                                 94                        20,072,482                27.92
Refinance: No Cash Out                   35                        10,131,885                14.09
--------------------------------------------------------------------------------------------------------------

Total                                    305                   $   71,887,425               100.00     %
--------------------------------------------------------------------------------------------------------------


                                                   OCCUPANCY

                                      Number of                     Aggregate       Percentage of Mortgage
Occupancy Type                     Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
Primary Residence                        299                       71,522,112                99.49
Investor Property                         5                           288,795                 0.40
Secondary Residence                       1                            76,517                 0.11
--------------------------------------------------------------------------------------------------------------

Total                                    305                   $   71,887,425               100.00     %
--------------------------------------------------------------------------------------------------------------


                                             DOCUMENTATION PROGRAM

                                      Number of                     Aggregate         Percentage of Mortgage
Documentation Type                 Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
Full/Alternative                         248                       54,155,007                75.33
Reduced                                  55                        17,209,720                23.94
Simple                                    2                           522,697                 0.73
--------------------------------------------------------------------------------------------------------------

Total                                    305                   $   71,887,425               100.00    %
--------------------------------------------------------------------------------------------------------------


                                                 CWABS 2002-05



                                                 GROSS MARGIN

                                      Number of                     Aggregate        Percentage of Mortgage
Gross Margin                       Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
4.001 - 5.000                             1                           359,274                 0.83
5.001 - 6.000                            71                        23,138,995                53.27
6.001 - 7.000                            56                        14,551,711                33.50
7.001 - 8.000                            16                         3,867,212                 8.90
8.001 - 9.000                             8                           626,482                 1.44
9.001 - 10.000                            7                           571,935                 1.32
10.001 - 11.000                           4                           227,311                 0.52
11.001 - 12.000                           1                            55,435                 0.13
12.001 - 13.000                           1                            38,700                 0.09
--------------------------------------------------------------------------------------------------------------

Total                                    165                   $   43,437,056               100.00     %
--------------------------------------------------------------------------------------------------------------


                                           NEXT RATE ADJUSTMENT DATE

Next Rate                             Number of                     Aggregate        Percentage of Mortgage
Adjustment Date                    Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
12/04                                     5                         1,874,667                 4.32
01/05                                    11                         3,917,866                 9.02
02/05                                     2                           541,493                 1.25
03/05                                    10                           836,931                 1.93
04/05                                    17                         5,268,279                12.13
05/05                                    33                         9,792,672                22.54
08/05                                     1                            60,120                 0.14
09/05                                     1                            38,700                 0.09
10/05                                    12                         3,319,423                 7.64
11/05                                    61                        14,426,066                33.21
12/05                                     3                           625,402                 1.44
01/06                                     9                         2,735,437                 6.30
--------------------------------------------------------------------------------------------------------------

Total                                    165                   $   43,437,056               100.00     %
--------------------------------------------------------------------------------------------------------------


                                        MONTHS TO NEXT ADJUSTMENT DATE

Number of Months to                   Number of                     Aggregate        Percentage of Mortgage
Next Adjustment Date (Months)      Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
0 - 6                                    78                        22,231,908                51.18
7 - 12                                   75                        17,844,310                41.08
13 - 18                                  12                         3,360,838                 7.74
--------------------------------------------------------------------------------------------------------------

Total                                    165                   $   43,437,056               100.00     %
--------------------------------------------------------------------------------------------------------------



                                             MAXIMUM MORTGAGE RATE

                                      Number of                     Aggregate        Percentage of Mortgage
Maximum Mortgage Rates(%)          Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
Greater than 10.000 `                    165                       43,437,056               100.00
--------------------------------------------------------------------------------------------------------------

Total                                    165                   $   43,437,056               100.00     %
--------------------------------------------------------------------------------------------------------------


                                                 CWABS 2002-05



                                           INITIAL PERIODIC RATE CAP

Initial Periodic                      Number of                     Aggregate        Percentage of Mortgage
Rate Cap(%)                        Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
1.000                                     1                           198,490                  0.46
1.200                                     1                           296,725                  0.68
1.500                                    129                       35,879,734                 82.60
3.000                                    34                         7,062,107                 16.26
--------------------------------------------------------------------------------------------------------------

Total                                    165                    $  43,437,056                100.00     %
--------------------------------------------------------------------------------------------------------------


                                         SUBSEQUENT PERIODIC RATE CAP

Subsequent                            Number of                     Aggregate        Percentage of Mortgage
Rate Cap(%)                        Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
1.000                                    28                         5,576,836                 12.84
1.500                                    136                       37,475,739                 86.28
3.000                                     1                           384,481                  0.89
--------------------------------------------------------------------------------------------------------------

Total                                    165                    $  43,437,056                100.00     %
--------------------------------------------------------------------------------------------------------------


                                             MINIMUM MORTGAGE RATE

                                      Number of                     Aggregate        Percentage of Mortgage
Minimum Mortgage Rates(%)          Mortgage Loans               Principal Balance  Loans in Loan Subgroup 1B
--------------------------------------------------------------------------------------------------------------
5.001 - 6.000                             4                         1,759,458                  4.05
6.001 - 7.000                            50                        16,404,950                 37.77
7.001 - 8.000                            60                        18,280,470                 42.08
8.001 - 9.000                            26                         4,816,427                 11.09
9.001 - 10.000                           13                         1,275,968                  2.94
10.001 - 11.000                           8                           729,924                  1.68
11.001 - 12.000                           2                           101,198                  0.23
12.001 - 13.000                           1                            38,700                  0.09
14.001 - 15.000                           1                            29,961                  0.07
--------------------------------------------------------------------------------------------------------------

Total                                    165                    $  43,437,056                100.00     %
--------------------------------------------------------------------------------------------------------------


                                                        CWABS 2002-05



Summary of Mortgage Loans in Loan Group 2
(As of Reference Date)
Total Number of Loans                                           483
Aggregate Principal Balance                             $76,017,041
Average Principal                                          $157,385          $6,241 to $628,899
Weighted Average Mortgage Rate                               7.393%          4.375% to 15.500%
Net Weighted Average Mortgage Rate                           6.606%          3.866% to 14.991%
Weighted Average Original Term (months)                         346             180 to 360
Weighted Average Remaining Term (months)                        322             149 to 338
Weighted Average Original LTV                                76.43%          20.00% to 100.00%
Weighted Average FICO                                           622             503 to 800


                                                 CWABS 2002-05



                                                 LOAN PROGRAMS

                                     Number of                      Aggregate        Percentage of Mortgage
Loan Programs                      Mortgage Loans               Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
15Yr Fixed                               33                         2,674,217                 3.52
15Yr Fixed - 2nd                         25                           668,656                 0.88
15Yr Fixed - CC                          8                            991,335                 1.30
20Yr Fixed                               4                            350,643                 0.46
20Yr Fixed - 2nd                         1                             37,070                 0.05
30Yr Fixed                              304                        53,887,952                70.89
30Yr Fixed - CC                          95                        15,982,678                21.03
30/15 Fixed Balloon                      7                          1,218,342                 1.60
30/15 Fixed Balloon - 2nd                6                            206,148                 0.27
--------------------------------------------------------------------------------------------------------------

Total                                   483                    $   76,017,041               100.00     %
--------------------------------------------------------------------------------------------------------------


                                          CURRENT PRINCIPAL BALANCES

Range of Current                     Number of                      Aggregate        Percentage of Mortgage
Principal Balance                  Mortgage Loans               Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                       53                         1,625,103                 2.14
$50,000.01 - $100,000.00                120                         9,144,057                12.03
$100,000.01 - $150,000.00               113                        13,662,981                17.97
$150,000.01 - $200,000.00                84                        14,670,396                19.30
$200,000.01 - $250,000.00                28                         6,209,883                 8.17
$250,000.01 - $300,000.00                26                         7,186,862                 9.45
$300,000.01 - $350,000.00                19                         6,210,697                 8.17
$350,000.01 - $400,000.00                16                         5,966,102                 7.85
$400,000.01 - $450,000.00                9                          3,776,308                 4.97
$450,000.01 - $500,000.00                9                          4,271,880                 5.62
$500,000.01 - $550,000.00                4                          2,072,217                 2.73
$550,000.01 - $600,000.00                1                            591,655                 0.78
$600,000.01 - $650,000.00                1                            628,899                 0.83
--------------------------------------------------------------------------------------------------------------

Total                                   483                    $   76,017,041               100.00     %
--------------------------------------------------------------------------------------------------------------


                                            CURRENT MORTGAGE RATES

                                     Number of                      Aggregate        Percentage of Mortgage
Current Mortgage Rates (%)         Mortgage Loans               Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
4.001 - 4.500                            5                          1,452,785                 1.91
4.501 - 5.000                            1                            255,109                 0.34
5.001 - 5.500                            2                            525,014                 0.69
5.501 - 6.000                            13                         3,099,744                 4.08
6.001 - 6.500                            38                        10,437,047                13.73
6.501 - 7.000                            68                        13,994,607                18.41
7.001 - 7.500                            97                        17,864,618                23.50
7.501 - 8.000                            94                        14,338,646                18.86
8.001 - 8.500                            64                         7,093,813                 9.33
8.501 - 9.000                            33                         3,658,159                 4.81
9.001 - 9.500                            10                           951,240                 1.25
9.501 - 10.000                           12                           833,218                 1.10
10.001 - 10.500                          4                            189,398                 0.25
10.501 - 11.000                          4                            204,640                 0.27
11.001 - 11.500                          5                            185,593                 0.24
11.501 - 12.000                          23                           646,293                 0.85


                                                    CWABS 2002-05



                                            CURRENT MORTGAGE RATES

                                      Number of                     Aggregate        Percentage of Mortgage
Current Mortgage Rates (%)         Mortgage Loans               Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
12.001 - 12.500                           2                            73,744                 0.10
12.501 - 13.000                           3                            92,044                 0.12
13.001 - 13.500                           2                            59,925                 0.08
14.001 - 14.500                           1                            14,889                 0.02
15.001 - 15.500                           2                            46,513                 0.06
--------------------------------------------------------------------------------------------------------------

Total                                    483                   $   76,017,041               100.00     %
--------------------------------------------------------------------------------------------------------------


                                         MONTHS REMAINING TO MATURITY

                                      Number of                     Aggregate        Percentage of Mortgage
Months Remaining to Maturity       Mortgage Loans               Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
121 - 180                                79                         5,758,698                 7.58
181 - 300                                 5                           387,713                 0.51
301 - 360                                399                       69,870,630                91.91
--------------------------------------------------------------------------------------------------------------

Total                                    483                   $   76,017,041               100.00     %
--------------------------------------------------------------------------------------------------------------


                                 ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                     Number of                     Aggregate        Percentage of Mortgage
Loan-to-Value Ratios (%)           Mortgage Loans               Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
0.01 - 50.00                             32                         4,755,614                 6.26
50.01 - 55.00                            12                         2,124,173                 2.79
55.01 - 60.00                             8                         2,631,592                 3.46
60.01 - 65.00                            27                         3,948,874                 5.19
65.01 - 70.00                            37                         6,678,467                 8.79
70.01 - 75.00                            48                         9,336,185                12.28
75.01 - 80.00                            109                       17,242,666                22.68
80.01 - 85.00                            71                        11,814,792                15.54
85.01 - 90.00                            89                        13,760,205                18.10
90.01 - 95.00                            14                         1,944,466                 2.56
95.01 - 100.00                           36                         1,780,007                 2.34
--------------------------------------------------------------------------------------------------------------

Total                                    483                   $   76,017,041               100.00     %
--------------------------------------------------------------------------------------------------------------


                                            GEOGRAPHIC DISTRIBUTION

                                      Number of                     Aggregate        Percentage of Mortgage
State                              Mortgage Loans               Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
Alabama                                   4                           322,304                 0.42
Arkansas                                  4                           365,238                 0.48
Arizona                                   9                         1,361,013                 1.79
California                               134                       33,017,147                43.43
Colorado                                 14                         2,464,357                 3.24
Connecticut                               2                           294,303                 0.39
District of Columbia                      1                           123,591                 0.16
Delaware                                  1                            23,995                 0.03
Florida                                  52                         5,818,824                 7.65
Georgia                                   1                            82,581                 0.11


                                                 CWABS 2002-05



                                            GEOGRAPHIC DISTRIBUTION

                                    Number of                       Aggregate        Percentage of Mortgage
State                            Mortgage Loans                 Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
Hawaii                                  4                             620,445                 0.82
Iowa                                    1                             100,064                 0.13
Idaho                                   6                             852,328                 1.12
Illinois                                4                             727,132                 0.96
Indiana                                 7                             698,928                 0.92
Kansas                                  1                              57,596                 0.08
Kentucky                                9                             736,024                 0.97
Louisiana                              12                             990,691                 1.30
Massachusetts                           7                           1,016,131                 1.34
Maryland                                3                             226,747                 0.30
Maine                                   1                              63,946                 0.08
Michigan                               14                           1,432,323                 1.88
Minnesota                               1                             353,130                 0.46
Missouri                                6                             649,805                 0.85
Mississippi                             1                              25,927                 0.03
Montana                                 1                              53,305                 0.07
North Carolina                         11                             823,172                 1.08
New Hampshire                           2                             391,905                 0.52
New Jersey                              4                             800,915                 1.05
New Mexico                              2                             148,464                 0.20
Nevada                                  8                           1,391,855                 1.83
New York                               13                           2,924,585                 3.85
Ohio                                   11                             903,017                 1.19
Oklahoma                               13                           1,311,412                 1.73
Oregon                                  4                             467,840                 0.62
Pennsylvania                           19                           2,773,880                 3.65
South Carolina                          4                             454,954                 0.60
South Dakota                            1                             185,955                 0.24
Tennessee                              14                           1,500,191                 1.97
Texas                                  27                           2,732,178                 3.59
Utah                                   12                           1,715,060                 2.26
Virginia                               11                           1,309,099                 1.72
Washington                             24                           3,489,729                 4.59
Wisconsin                               2                             154,546                 0.20
West Virginia                           1                              60,411                 0.08
--------------------------------------------------------------------------------------------------------------

Total                                  483                     $   76,017,041               100.00     %
--------------------------------------------------------------------------------------------------------------


                                           CREDIT BUREAU RISK SCORES

Range of Credit                     Number of                       Aggregate        Percentage of Mortgage
Bureau Risk Scores               Mortgage Loans                 Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
Unknown                                 1                              39,737                 0.05
781 - 800                               4                             880,230                 1.16
761 - 780                               1                              76,756                 0.10
741 - 760                               9                           1,414,343                 1.86
721 - 740                               6                           1,690,576                 2.22
701 - 720                               6                           1,542,248                 2.03
681 - 700                              21                           3,713,782                 4.89
661 - 680                              23                           4,444,317                 5.85
641 - 660                              58                          10,293,481                13.54
621 - 640                              87                          11,128,843                14.64
601 - 620                              80                          13,608,324                17.90


                                                 CWABS 2002-05



                                           CREDIT BUREAU RISK SCORES

Range of Credit                       Number of                     Aggregate        Percentage of Mortgage
Bureau Risk Scores                 Mortgage Loans               Principal Balance    Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
581 - 600                                83                        12,112,926                 15.93
561 - 580                                66                         9,745,363                 12.82
541 - 560                                23                         3,170,072                  4.17
521 - 540                                10                         1,542,505                  2.03
501 - 520                                 5                           613,539                  0.81
--------------------------------------------------------------------------------------------------------------

Total                                    483                   $   76,017,041                100.00     %
--------------------------------------------------------------------------------------------------------------


                                                 PROPERTY TYPE

                                      Number of                     Aggregate       Percentage of Mortgage
Property Type                      Mortgage Loans               Principal Balance   Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
Single-Family Residence                  407                       62,903,257                 82.75
Planned Unit Development                 40                         8,019,082                 10.55
Low-rise Condominium                     16                         2,530,411                  3.33
Two-to Four-Family Units                  9                         1,739,005                  2.29
Manufactured Housing (1)                 10                           732,830                  0.96
High-rise Condominium                     1                            92,456                  0.12
--------------------------------------------------------------------------------------------------------------

Total                                    483                   $   76,017,041                100.00     %
--------------------------------------------------------------------------------------------------------------
(1) Treated as real property


                                                 LOAN PURPOSE

                                      Number of                     Aggregate          Percentage of Mortgage
Loan Purpose                       Mortgage Loans               Principal Balance       Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
Refinance: Cash Out                      349                       58,758,685                 77.30
Refinance: No Cash Out                   48                         8,770,119                 11.54
Purchase                                 86                         8,488,236                 11.17
--------------------------------------------------------------------------------------------------------------

Total                                    483                   $   76,017,041                100.00     %
--------------------------------------------------------------------------------------------------------------


                                                     OCCUPANCY

                                      Number of                     Aggregate              Percentage of Mortgage
Occupancy Type                     Mortgage Loans               Principal Balance           Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
Primary Residence                        468                       74,843,337                 98.46
Investor Property                        13                         1,057,230                  1.39
Secondary Residence                       2                           116,474                  0.15
--------------------------------------------------------------------------------------------------------------

Total                                    483                   $   76,017,041                100.00     %
--------------------------------------------------------------------------------------------------------------


                                             DOCUMENTATION PROGRAM

                                      Number of                     Aggregate            Percentage of Mortgage
Documentation Type                 Mortgage Loans               Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
Full/Alternative                         392                       60,026,549                 78.96
Reduced                                  87                        15,246,794                 20.06
Simple                                    4                           743,698                  0.98


                                                 CWABS 2002-05



                                             DOCUMENTATION PROGRAM

                                    Number of                       Aggregate        Percentage of Mortgage
Documentation Type                Mortgage Loans                Principal Balance      Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
Total                                  483                     $   76,017,041               100.00     %
--------------------------------------------------------------------------------------------------------------

                                   EXHIBIT 2




  THE                                                                                           Distribution Date:  11/26/04
BANK OF
  NEW
  YORK

101 Barclay St., 8E
New York, NY 10286


                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset Backed Certificates
           212-815-3236                                             Series 2002-05
Associate: AnnMarie Cassano
           212-815-8318


                                     Certificateholder Monthly Distribution Summary
-----------------------------------------------------------------------------------------------------------------------------
                                               Certificate                        Pass
                                  Class           Rate          Beginning       Through        Principal       Interest
     Class         Cusip       Description        Type           Balance        Rate (%)     Distribution    Distribution
-----------------------------------------------------------------------------------------------------------------------------
AV1              126671TY2        Senior       Var-Act/360      63,302,472.24    2.352         11,706,213.35     132,372.50
AV2              126671TJ5        Senior       Var-Act/360      48,231,611.30    2.352          7,559,398.55     100,857.66
AF1              126671TN6        Senior       Var-Act/360               0.00    2.102                  0.00           0.00
AF2              126671TP1        Senior       Fix-30/360                0.00    3.120                  0.00           0.00
AF3              126671TQ9        Senior       Fix-30/360        8,245,792.00    3.735          3,218,753.46      25,665.03
AF4              126671TR7        Senior       Fix-30/360        9,093,000.00    4.660                  0.00      35,311.15
AF5              126671TS5        Senior       Fix-30/360       17,520,000.00    5.545                  0.00      80,957.00
AF6              126671TT3        Senior       Fix-30/360       18,300,000.00    4.935                  0.00      75,258.75
N                126671WP7        Senior       Fix-30/360              100.00    0.000                  0.00     212,105.50
X                126671WQ5       Strip IO      Fix-30/360      267,959,878.62    0.000                  0.00     734,895.23
AR               126671VC7        Senior       Fix-30/360                0.00    0.000                  0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------
MV1              126671TK2      Mezzanine      Var-Act/360      30,690,000.00    2.932                  0.00      79,998.60
MV2              126671TL0      Mezzanine      Var-Act/360      16,508,000.00    3.932                  0.00      57,704.63
BV               126671TM8        Junior       Var-Act/360      14,182,000.00    5.432                  0.00      68,483.30
MF1              126671TU0      Mezzanine      Fix-30/360        8,693,000.00    5.341                  0.00      38,691.09
MF2              126671TV8      Mezzanine      Fix-30/360        6,863,000.00    5.887                  0.00      33,668.73
BF               126671TW6        Junior       Fix-30/360        5,031,000.00    6.604                  0.00      28,630.58
-----------------------------------------------------------------------------------------------------------------------------
Totals                                                         246,659,975.54                  22,484,365.36   1,704,599.75
-----------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                   Current                       Cumulative
                     Total         Realized       Ending          Realized
     Class       Distribution       Losses        Balance          Losses
--------------------------------------------------------------------------------
AV1                11,838,585.85          0.00  51,596,258.89              0.00
AV2                 7,660,256.21          0.00  40,672,212.75              0.00
AF1                         0.00          0.00           0.00              0.00
AF2                         0.00          0.00           0.00              0.00
AF3                 3,244,418.49          0.00   5,027,038.54              0.00
AF4                    35,311.15          0.00   9,093,000.00              0.00
AF5                    80,957.00          0.00  17,520,000.00              0.00
AF6                    75,258.75          0.00  18,300,000.00              0.00
N                     212,105.50          0.00         100.00              0.00
X                     734,895.23          0.00 245,475,513.26              0.00
AR                          0.00          0.00           0.00              0.00
--------------------------------------------------------------------------------
MV1                    79,998.60          0.00  30,690,000.00              0.00
MV2                    57,704.63          0.00  16,508,000.00              0.00
BV                     68,483.30          0.00  14,182,000.00              0.00
MF1                    38,691.09          0.00   8,693,000.00              0.00
MF2                    33,668.73          0.00   6,863,000.00              0.00
BF                     28,630.58          0.00   5,031,000.00              0.00
--------------------------------------------------------------------------------
Totals             24,188,965.11          0.00 224,175,610.18              0.00
--------------------------------------------------------------------------------


For Class X the interest distribution includes $2.97 investment earnings from the fixed carryover reserve fund.




  THE                                                                                           Distribution Date:  11/26/04
BANK OF
  NEW
  YORK

101 Barclay St., 8E
New York, NY 10286


                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset Backed Certificates
           212-815-3236                                             Series 2002-05
Associate: AnnMarie Cassano
           212-815-8318


                                                Principal Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------
                                   Original         Beginning       Scheduled                     Unscheduled
                                 Certificate       Certificate      Principal      Accretion       Principal
     Class          Cusip          Balance           Balance       Distribution    Principal      Adjustments
-----------------------------------------------------------------------------------------------------------------------------
      AV1         126671TY2       243,040,000.00    63,302,472.24   11,706,213.35         0          0.00
      AV2         126671TJ5       160,580,000.00    48,231,611.30    7,559,398.55         0          0.00
      AF1         126671TN6        69,948,000.00             0.00            0.00         0          0.00
      AF2         126671TP1         5,378,000.00             0.00            0.00         0          0.00
      AF3         126671TQ9        42,174,000.00     8,245,792.00    3,218,753.46         0          0.00
      AF4         126671TR7         9,093,000.00     9,093,000.00            0.00         0          0.00
      AF5         126671TS5        17,520,000.00    17,520,000.00            0.00         0          0.00
      AF6         126671TT3        18,300,000.00    18,300,000.00            0.00         0          0.00
       N          126671WP7               100.00           100.00            0.00         0          0.00
       X          126671WQ5       648,000,100.00   267,959,878.62            0.00         0          0.00
      AR          126671VC7               100.00             0.00            0.00         0          0.00
-----------------------------------------------------------------------------------------------------------------------------
      MV1         126671TK2        30,690,000.00    30,690,000.00            0.00         0          0.00
      MV2         126671TL0        16,508,000.00    16,508,000.00            0.00         0          0.00
      BV          126671TM8        14,182,000.00    14,182,000.00            0.00         0          0.00
      MF1         126671TU0         8,693,000.00     8,693,000.00            0.00         0          0.00
      MF2         126671TV8         6,863,000.00     6,863,000.00            0.00         0          0.00
      BF          126671TW6         5,031,000.00     5,031,000.00            0.00         0          0.00
-----------------------------------------------------------------------------------------------------------------------------
    Totals                        648,000,200.00   246,659,975.54   22,484,365.36         0          0.00
-----------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
                          Net           Current          Ending             Ending
                       Principal        Realized       Certificate        Certificate
     Class           Distribution        Losses          Balance            Factor
---------------------------------------------------------------------------------------
      AV1          11,706,213.35            0.00    51,596,258.89        0.21229533776
      AV2           7,559,398.55            0.00    40,672,212.75        0.25328317816
      AF1                   0.00            0.00             0.00        0.00000000000
      AF2                   0.00            0.00             0.00        0.00000000000
      AF3           3,218,753.46            0.00     5,027,038.54        0.11919757533
      AF4                   0.00            0.00     9,093,000.00        1.00000000000
      AF5                   0.00            0.00    17,520,000.00        1.00000000000
      AF6                   0.00            0.00    18,300,000.00        1.00000000000
       N                    0.00            0.00           100.00        1.00000000000
       X                    0.00            0.00   245,475,513.26        0.37882017805
      AR                    0.00            0.00             0.00        0.00000000000
---------------------------------------------------------------------------------------
      MV1                   0.00            0.00    30,690,000.00        1.00000000000
      MV2                   0.00            0.00    16,508,000.00        1.00000000000
      BV                    0.00            0.00    14,182,000.00        1.00000000000
      MF1                   0.00            0.00     8,693,000.00        1.00000000000
      MF2                   0.00            0.00     6,863,000.00        1.00000000000
      BF                    0.00            0.00     5,031,000.00        1.00000000000
---------------------------------------------------------------------------------------
    Totals         22,484,365.36            0.00   224,175,610.18
---------------------------------------------------------------------------------------




  THE                                                                                           Distribution Date:  11/26/04
BANK OF
  NEW
  YORK

101 Barclay St., 8E
New York, NY 10286


                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset Backed Certificates
           212-815-3236                                             Series 2002-05
Associate: AnnMarie Cassano
           212-815-8318


                                                 Interest Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------
                     Beginning            Pass            Accrued       Cumulative                         Total
                    Certificate         Through           Optimal         Unpaid        Deferred          Interest
     Class            Balance           Rate (%)          Interest       Interest       Interest            Due
-----------------------------------------------------------------------------------------------------------------------------
      AV1          63,302,472.24        2.352500        132,372.50           0.00          0.00        132,372.50
      AV2          48,231,611.30        2.352500        100,857.66           0.00          0.00        100,857.66
      AF1                   0.00        2.102500              0.00          -0.00          0.00              0.00
      AF2                   0.00        3.120000              0.00          -0.00          0.00              0.00
      AF3           8,245,792.00        3.735000         25,665.03          -0.00          0.00         25,665.03
      AF4           9,093,000.00        4.660000         35,311.15           0.00          0.00         35,311.15
      AF5          17,520,000.00        5.545000         80,957.00           0.00          0.00         80,957.00
      AF6          18,300,000.00        4.935000         75,258.75           0.00          0.00         75,258.75
       N                  100.00        0.000000              0.00           0.00          0.00              0.00
       X          267,959,878.62        0.000000              0.00           0.00          0.00              0.00
       AR                   0.00        0.000000              0.00           0.00          0.00              0.00
-----------------------------------------------------------------------------------------------------------------------------
      MV1          30,690,000.00        2.932500         79,998.60           0.00          0.00         79,998.60
      MV2          16,508,000.00        3.932500         57,704.63           0.00          0.00         57,704.63
       BV          14,182,000.00        5.432500         68,483.30           0.00          0.00         68,483.30
      MF1           8,693,000.00        5.341000         38,691.09           0.00          0.00         38,691.09
      MF2           6,863,000.00        5.887000         33,668.73           0.00          0.00         33,668.73
       BF           5,031,000.00        6.604608         27,689.82           0.00          0.00         27,689.82
-----------------------------------------------------------------------------------------------------------------------------
     Totals       246,659,975.54                        756,658.26           0.00          0.00        756,658.26
-----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------
                        Net            Unscheduled
                     Prepayment          Interest           Interest
     Class         Int Shortfall        Adjustment            Paid
--------------------------------------------------------------------------
      AV1              0.00                0.00          132,372.50
      AV2              0.00                0.00          100,857.66
      AF1              0.00                0.00                0.00
      AF2              0.00                0.00                0.00
      AF3              0.00                0.00           25,665.03
      AF4              0.00                0.00           35,311.15
      AF5              0.00                0.00           80,957.00
      AF6              0.00                0.00           75,258.75
       N               0.00                0.00          212,105.50
       X               0.00                0.00          734,895.23
       AR              0.00                0.00                0.00
--------------------------------------------------------------------------
      MV1              0.00                0.00           79,998.60
      MV2              0.00                0.00           57,704.63
       BV              0.00                0.00           68,483.30
      MF1              0.00                0.00           38,691.09
      MF2              0.00                0.00           33,668.73
       BF              0.00                0.00           28,630.58
--------------------------------------------------------------------------
     Totals            0.00                0.00        1,704,599.75
--------------------------------------------------------------------------




  THE                                                                                           Distribution Date:  11/26/04
BANK OF
  NEW
  YORK

101 Barclay St., 8E
New York, NY 10286


                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset Backed Certificates
           212-815-3236                                             Series 2002-05
Associate: AnnMarie Cassano
           212-815-8318


                                                 Current Payment Information
                                                      Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------
                                   Original             Beginning Cert.
                                  Certificate               Notional           Principal               Interest
      Class         Cusip           Balance                 Balance           Distribution           Distribution
-----------------------------------------------------------------------------------------------------------------------------
       AV1        126671TY2      243,040,000.00           260.461126718       48.165788953              0.544653156
       AV2        126671TJ5      160,580,000.00           300.358770096       47.075591934              0.628083561
       AF1        126671TN6       69,948,000.00             0.000000000        0.000000000              0.000000000
       AF2        126671TP1        5,378,000.00             0.000000000        0.000000000              0.000000000
       AF3        126671TQ9       42,174,000.00           195.518376296       76.320800967              0.608550946
       AF4        126671TR7        9,093,000.00         1,000.000000000        0.000000000              3.883333333
       AF5        126671TS5       17,520,000.00         1,000.000000000        0.000000000              4.620833333
       AF6        126671TT3       18,300,000.00         1,000.000000000        0.000000000              4.112500000
        N         126671WP7              100.00         1,000.000000000        0.000000000      2,121,055.000000000
        X         126671WQ5      648,000,100.00           413.518267389        0.000000000              1.134097409
        AR        126671VC7              100.00             0.000000000        0.000000000              0.000000000
-----------------------------------------------------------------------------------------------------------------------------
       MV1        126671TK2       30,690,000.00         1,000.000000000        0.000000000              2.606666667
       MV2        126671TL0       16,508,000.00         1,000.000000000        0.000000000              3.495555556
        BV        126671TM8       14,182,000.00         1,000.000000000        0.000000000              4.828888889
       MF1        126671TU0        8,693,000.00         1,000.000000000        0.000000000              4.450833333
       MF2        126671TV8        6,863,000.00         1,000.000000000        0.000000000              4.905833333
        BF        126671TW6        5,031,000.00         1,000.000000000        0.000000000              5.690833333
-----------------------------------------------------------------------------------------------------------------------------
      Totals                     648,000,200.00           380.647992917       34.698083982              2.630554358
-----------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------
                       Ending Cert.                 Pass
                         Notional                  Through
      Class               Balance                 Rate (%)
-------------------------------------------------------------------
       AV1              212.295337765                 2.352500
       AV2              253.283178161                 2.352500
       AF1                0.000000000                 2.102500
       AF2                0.000000000                 3.120000
       AF3              119.197575328                 3.735000
       AF4            1,000.000000000                 4.660000
       AF5            1,000.000000000                 5.545000
       AF6            1,000.000000000                 4.935000
        N             1,000.000000000                 0.000000
        X               378.820178052                 0.000000
        AR                0.000000000                 0.000000
-------------------------------------------------------------------
       MV1            1,000.000000000                 2.932500
       MV2            1,000.000000000                 3.932500
        BV            1,000.000000000                 5.432500
       MF1            1,000.000000000                 5.341000
       MF2            1,000.000000000                 5.887000
        BF            1,000.000000000                 6.604608
-------------------------------------------------------------------
      Totals            345.949908935
-------------------------------------------------------------------




  THE
BANK OF
  NEW
  YORK

101 Barclay St., 8E
New York, NY 10286


                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset Backed Certificates
           212-815-3236                                             Series 2002-05
Associate: AnnMarie Cassano
           212-815-8318

-----------------------------------------------------------------
Pool Level Data

Distribution Date                                       11/26/04
Cut-off Date                                            12/ 1/02
Determination Date                                      11/ 1/04
Accrual Period 30/360                     Begin         10/ 1/04
                                          End           11/ 1/04
Number of Days in 30/360 Accrual Period                       30

Accrual Period Actual Days                Begin         10/25/04
                                          End           11/26/04
Number of Days in Actual Accrual Period                       32
-----------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
Collateral Information                                    Group 1           Group 2           Group 3             Total
-----------------------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance                                   268,905,853.93    196,094,165.79    183,000,080.27     648,000,099.99

Beginning Aggregate Pool Stated Principal Balance      109,287,978.94     79,436,105.27     79,235,794.41     267,959,878.62
Ending Aggregate Pool Stated Principal Balance          97,571,047.64     71,887,424.67     76,017,040.95     245,475,513.26

Beginning Aggregate Loan Count                                    788               337               505               1630
Loans Paid Off or Otherwise Removed Pursuant to PSA                73                32                22                127
Ending Aggregate Loan Count                                       715               305               483               1503

Beginning Weighted Average Loan Rate (WAC)                  7.607239%         7.433737%         7.399704%          7.494437%
Ending Weighted Average Loan Rate (WAC)                     7.627803%         7.389825%         7.392863%          7.485356%

Beginning Net Weighted Average Loan Rate                    6.994846%         6.859733%         6.622297%          6.844629%
Ending Net Weighted Average Loan Rate                       7.008640%         6.809059%         6.610330%          6.826847%

Weighted Average Maturity (WAM) (Months)                          329               332               322                328

Servicer Advances                                           91,004.92         69,583.83         34,479.22         195,067.97

Aggregate Pool Prepayment                               11,100,512.85      7,476,519.39      3,124,300.51      21,701,332.75
Pool Prepayment Rate (CPR)                                    72.9317           69.4960           38.4242            64.0359
-----------------------------------------------------------------------------------------------------------------------------




  THE
BANK OF
  NEW
  YORK

101 Barclay St., 8E
New York, NY 10286


                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset Backed Certificates
           212-815-3236                                             Series 2002-05
Associate: AnnMarie Cassano
           212-815-8318


-------------------------------------------------------------------------------------------------------------------
Delinquency Information                                     Group 1                             Group 2
30-59 Days          Balance                    5,081,601.02        5.208103%      2,167,742.23        3.015468%
                    # of loans                           39        5.454545%                 8        2.622951%

60-89 Days          Balance                      777,413.80        0.796767%        688,382.14        0.957584%
                    # of loans                            7        0.979021%                 4        1.311475%

90+ Days            Balance                    1,202,696.94        1.232637%      2,299,974.89        3.199412%
                    # of loans                           10        1.398601%                 8        2.622951%

Total               Balance                    7,061,711.76        7.237507%      5,156,099.26        7.172463%
                    # of loans                           56        7.832168%                20        6.557377%
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
Delinquency Information                                     Group 3                             Total
30-59 Days          Balance                    1,823,451.63        2.398741%       9,072,794.88       3.696008%
                    # of loans                           17        3.519669%                 64       4.258150%

60-89 Days          Balance                      426,480.24        0.561032%       1,892,276.18       0.770861%
                    # of loans                            4        0.828157%                 15       0.998004%

90+ Days            Balance                      242,033.72        0.318394%       3,744,705.55       1.525490%
                    # of loans                            3        0.621118%                 21       1.397206%

Total               Balance                    2,491,965.59        3.278167%      14,709,776.61       5.992360%
                    # of loans                           24        4.968944%                100       6.653360%
-------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
Foreclosure Information                                     Group 1                             Group 2
-------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                            0.00        0.000000%              0.00        0.000000%
                    # of loans                            0        0.000000%                 0        0.000000%

60-89 Days          Balance                      592,524.62        0.607275%         97,955.48        0.136262%
                    # of loans                            6        0.839161%                 1        0.327869%

90+ Days            Balance                    1,776,009.84        1.820222%      1,685,523.25        2.344671%
                    # of loans                           17        2.377622%                 9        2.950820%

------------------------------                 -----------------------------      -----------------------------
Total               Balance                    2,368,534.46        2.427497%      1,783,478.73        2.480933%
                    # of loans                           23        3.216783%                10        3.278689%
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
Foreclosure Information                                      Group 3                            Total
-------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                            0.00        0.000000%              0.00        0.000000%
                    # of loans                            0        0.000000%                 0        0.000000%

60-89 Days          Balance                      154,061.41        0.202667%        844,541.51        0.344043%
                    # of loans                            1        0.207039%                 8        0.532269%

90+ Days            Balance                      941,960.71        1.239144%      4,403,493.80        1.793863%
                    # of loans                            7        1.449275%                33        2.195609%

------------------------------                 -----------------------------      -----------------------------
Total               Balance                    1,096,022.12        1.441811%      5,248,035.31        2.137906%
                    # of loans                            8        1.656315%                41        2.727878%
-------------------------------------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
  YORK

101 Barclay St., 8E
New York, NY 10286


                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset Backed Certificates
           212-815-3236                                             Series 2002-05
Associate: AnnMarie Cassano
           212-815-8318


-----------------------------------------------------------------------------------------------------------------------------
Bankruptcy Information                                      Group 1                             Group 2
-----------------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                      124,856.70        0.127965%              0.00        0.000000%
                    # of loans                            1        0.000000%                 0        0.000000%

60-89 Days          Balance                            0.00        0.000000%              0.00        0.000000%
                    # of loans                            0        0.000000%                 0        0.000000%

90+ Days            Balance                    2,152,950.16        2.206546%      1,523,760.98        2.119649%
                    # of loans                           15        0.000000%                 8        0.000000%

------------------------------                 -----------------------------      -----------------------------
Total               Balance                    2,277,806.86        2.334511%      1,523,760.98        2.119649%
                    # of loans                           16        0.000000%                 8        0.000000%
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
Bankruptcy Information                                      Group 3                             Total
-----------------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                       76,361.50        0.100453%        201,218.20        0.081971%
                    # of loans                            1        0.000000%                 2        0.133067%

60-89 Days          Balance                            0.00        0.000000%              0.00        0.000000%
                    # of loans                            0        0.000000%                 0        0.000000%

90+ Days            Balance                      594,171.86        0.781630%      4,270,883.00        1.739841%
                    # of loans                            5        0.000000%                28        1.862941%

------------------------------                   ---------------------------      -----------------------------
Total               Balance                      670,533.36        0.882083%      4,472,101.20        1.821812%
                    # of loans                            6        0.000000%                30        1.996008%
-----------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
REO Information                                             Group 1                             Group 2
-----------------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                            0.00        0.000000%              0.00        0.000000%
                    # of loans                            0        0.000000%                 0        0.000000%

60-89 Days          Balance                            0.00        0.000000%              0.00        0.000000%
                    # of loans                            0        0.000000%                 0        0.000000%

90+ Days            Balance                      356,389.41        0.365261%        741,866.10        1.031983%
                    # of loans                            4        0.000000%                 5        0.000000%

Total               Balance                      356,389.41        0.365261%        741,866.10        1.031983%
                    # of loans                            4        0.000000%                 5        0.000000%
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
REO Information                                             Group 3                             Total
-----------------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                            0.00        0.000000%              0.00        0.000000%
                    # of loans                            0        0.000000%                 0        0.000000%

60-89 Days          Balance                            0.00        0.000000%              0.00        0.000000%
                    # of loans                            0        0.000000%                 0        0.000000%

90+ Days            Balance                      216,199.81        0.284410%      1,314,455.32        0.535473%
                    # of loans                            2        0.000000%                11        0.731870%

Total               Balance                      216,199.81        0.284410%      1,314,455.32        0.535473%
                    # of loans                            2        0.000000%                11        0.731870%
-----------------------------------------------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
  YORK

101 Barclay St., 8E
New York, NY 10286


                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset Backed Certificates
           212-815-3236                                             Series 2002-05
Associate: AnnMarie Cassano
           212-815-8318


-----------------------------------------------------------------------------------------------------------------------------
                                               Aggregate Book Value / Loss Info
=============================================================================================================================
                                                        Group 1                 Group 2                Group 3
Book Value of all REO Loans                                0.00                    0.00                   0.00
Percentage of Total Pool Balance                      0.000000%               0.000000%              0.000000%

Current Realized Losses                               27,315.39                    0.00              10,305.28
Additional (Gains)/Losses                                  0.00                    0.00                   0.00
Cumulative Losses                                    357,837.79              309,080.03             186,545.46
-----------------------------------------------------------------------------------------------------------------------------



    -----------------------------------------------------------------------------------------
             Certificate Account - Deposits
    -----------------------------------------------------------------------------------------
             Beginning Balance                                        -1,234,281.98

             Payments of Interest and Principal                       24,005,921.57
             Liquidation Proceeds                                         97,892.89
             All Other Proceeds                                                0.00
             Other Amounts                                                     0.00
                                                                      -------------
             Total Deposits                                           24,103,814.46
    -----------------------------------------------------------------------------------------
             Certificate Account - Withdrawals
    -----------------------------------------------------------------------------------------
             Reimbursement of Servicer Advances                                0.00
             Payment of Master Servicer Fees                              97,223.25
             Payment of Sub Servicer Fees                                 28,566.55
             Payment of Other Fees                                        28,566.55
             Payment of Insurance Premium(s)                               1,168.00
             Payment of Personal Mortgage Insurance                            0.00
             Other Permitted Withdrawals per the PSA                           0.00
             Payment of Principal and Interest                        24,188,965.13
                                                                      -------------
             Total Withdrawals                                        24,344,489.48

             Ending Balance                                           -1,446,390.45
    -----------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
  YORK

101 Barclay St., 8E
New York, NY 10286


                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset Backed Certificates
           212-815-3236                                             Series 2002-05
Associate: AnnMarie Cassano
           212-815-8318



-----------------------------------------------------------------------------------------------------------------------------
                                              PPIS/Compensating Interest Detail
=============================================================================================================================
                                                               Group 1               Group 2               Group 3
Total Gross Prepayment Interest Shortfall                     5,908.58              7,014.26              1,503.87
Compensation for Gross PPIS from Servicing Fees               5,908.58              7,014.26              1,503.87
Other Gross PPIS Compensation                                     0.00                  0.00                  0.00
-----------------------------------------------               --------              --------              --------
Total Net PPIS (Non-Supported PPIS)                               0.00                  0.00                  0.00
-----------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
                                                   Reserve Fund Information
=============================================================================================================================
                                                                                               PRIN RES

Beginning Balance                                                                                100.00
Deposits                                                                                           0.00
Accrued Interest                                                                                   0.00
Withdrawals                                                                                        0.00
Ending Balance                                                                                   100.00
-----------------------------------------------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
  YORK

101 Barclay St., 8E
New York, NY 10286


                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset Backed Certificates
           212-815-3236                                             Series 2002-05
Associate: AnnMarie Cassano
           212-815-8318


-----------------------------------------------------------------------------------------------------------------------------
                                               Subordination/Credit Enhancement
=============================================================================================================================
Group 1 Overcollateralization Amount                                                      15,810,000.67
Group 1 Overcollateralization Target Amount                                               15,810,000.67
Has Group 1 Trigger Event Occurred                                                                   NO

Group 2 Overcollateralization Amount                                                       5,489,902.41
Group 2 Overcollateralization Target Amount                                                5,490,002.41
Has Group 2 Trigger Event Occurred                                                                   NO
-----------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
                                                Prepayment Penalty Information
=============================================================================================================================

Group 1 Prepayment Penalties                                                                 210,161.53
Group 2 Prepayment Penalties                                                                   1,943.97
Total Prepayment Penalties                                                                   212,105.50
-----------------------------------------------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
  YORK

101 Barclay St., 8E
New York, NY 10286


                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset Backed Certificates
           212-815-3236                                             Series 2002-05
Associate: AnnMarie Cassano
           212-815-8318


-----------------------------------------------------------------------------------------------------------------------------
                                                     Loan Level Loss Detail
=============================================================================================================================
Group                         Loan ID             Liquidation Balance            Liquidation Proceeds          Realized Loss

Group 1

                             21386911                      125,180.59                       97,865.20              27,315.39

Group 2

                                  N/A

Group 3

                              5647926                       10,332.97                           27.69              10,305.28
-----------------------------------------------------------------------------------------------------------------------------